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                                                                    EXHIBIT 8(B)

                               September 15, 1995

Pharmacia & Upjohn, Inc.
Fleming Way
Crawley, Sussex RH10 2LZ
England

Pharmacia Aktiebolag
Frosondaviks Alle 15
1171 97 Stockholm
Sweden

The Upjohn Company
7000 Portage Road
Kalamazoo, Michigan 49001
U.S.A.

Gentlemen:

     You have requested our opinion concerning certain United States federal income tax consequences of the acquisition by Pharmacia & Upjohn, Inc. (the "Company") of outstanding shares of Pharmacia Aktiebolag ("Pharmacia") pursuant to the Exchange Offer, as defined in the Combination Agreement, dated as of August 20, 1995, among the Upjohn Company ("Upjohn"), Pharmacia, The Company and Pharmacia & Upjohn Subsidiary, Inc. (the "Agreement"). Capitalized terms not defined herein have the meanings assigned to them in the Agreement.

     Our opinion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), the regulations promulgated thereunder, judicial authority and current administrative rulings, all as in effect on the date hereof. In connection with this opinion, we have reviewed the Agreement, the Registration Statement on Form S-4 (No. 33-61969) (the "Registration Statement") and the Exhibits thereto, and such other documents and materials that we considered to be relevant. We have relied upon the facts and descriptions set forth in the Agreement and the Registration Statement, and upon representations you have made to us in certain letters addressed to us.

     In rendering this opinion we have assumed that the representations set forth in all such letters will be true and correct at the time delivered and will be true and correct at the time that the Merger and the Exchange Offer are consummated. We also have assumed that all statements made "to the best of the knowledge" of a person in any such letter are correct as if made without such qualification. We also have assumed that the Transactions will be consummated in accordance with the Agreement and as described in the Registration Statement and that a number of Pharmacia Securities representing more than 90% of the number of shares and voting power of then outstanding Pharmacia Securities shall have been validly tendered and not withdrawn prior to the expiration of the Exchange Offer. We also have assumed that the Company will not be an "investment company" within the meaning of section 1.351-1(c)(1) of the Regulations.

     In addition, we have assumed that, immediately following the exchange of Pharmacia Securities pursuant to the Exchange Offer, neither Volvo nor Stattum will be subject to any binding agreement or commitment to sell, transfer or otherwise dispose of any Newco Shares of SDSs that they may receive pursuant to the Exchange Offer, and that both Volvo and Stattum will bear the full risks and benefits of ownership with respect to any such Newco Shares or SDSs. We further have assumed that Volvo and Stattum will furnish us with representation letters to such effect prior to the consummation of the Exchange Offer.

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     Based upon the foregoing:

     1. We are of the opinion that the Exchange Offer (in conjunction with the acquisition of Upjohn Shares pursuant to the Merger) will be treated for federal income tax purposes as a transfer of property described in Section 351(a) of the Code.

     2. The discussion of material United States federal income tax consequences of the Exchange Offer to Pharmacia stockholders in the section of the Registration Statement entitled "Tax Consequences of the Merger and the Offer" constitutes, and accurately reflects, our opinion as to those matters and consequences discussed therein (as if fully restated herein), subject to all the qualifications, limitations and assumptions set forth herein and therein.

     No opinion is expressed as to any matter not specifically addressed above. Further, no opinion is expressed as to the tax consequences of any of the Transactions under any foreign, state or local tax law.

     We hereby consent to the use of this opinion as Exhibit 8(b) to the Registration Statement and to the use of our name under the caption "Tax Consequences of the Merger and the Offer" contained in the Prospectus/Proxy Statement/U.S. Offer to Purchase which is included in the Registration Statement. In giving this consent, we do not thereby concede that we come within the category of persons whose consent is required by the Securities Act of 1933, as amended, or the General Rules and Regulations promulgated thereunder.

                                          Very truly yours,

                                          /s/  SHEARMAN & STERLING

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